UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 12, 2005

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2005, Platinum Underwriters Bermuda, Ltd. ("Platinum Bermuda"), a wholly-owned subsidiary of Platinum Underwriters Holdings, Ltd. ("Platinum Holdings"), and Platinum Re (UK) Limited ("Platinum UK"), an indirect wholly-owned subsidiary of Platinum Holdings, entered into an Excess of Loss Retrocession Agreement (the "Excess of Loss Agreement"), a copy of which agreement is furnished herewith as Exhibit 10.1. As more fully described in the agreement, the agreement provides that Platinum UK will provide Platinum Bermuda $55 million in coverage excess of $145 million with respect to property losses in North America for the period April 1, 2005 through March 31, 2006. The premium for the contract is $4.4 million and the limit of liability to Platinum UK for all occurrences under the contract is $110 million.

In addition, on April 12, 2005, Platinum Bermuda and Platinum UK entered into an addendum to their Quota Share Reinsurance Agreement dated as of March 27, 2003 (the "Quota Share Agreement"), a copy of which addendum is furnished herewith as Exhibit 10.2. As more fully described in the addendum, the addendum adds an exclusion to the Quota Share Agreement, which provides that losses emanating from the Excess of Loss Agreement are excluded from the Quota Share Agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Excess of Loss Retrocession Agreement between Platinum Underwriters Bermuda, Ltd. and Platinum Re (UK) Limited, effective as of April 1, 2005.
Exhibit 10.2 Addendum No. 3 to the Quota Share Reinsurance Agreement dated as of March 27, 2003 between Platinum Re (UK) Limited and Platinum Underwriters Bermuda, Ltd., effective as of April 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

April 14, 2005	By:	Michael E. Lombardozzi

Name: Michael E. Lombardozzi
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Excess of Loss Retrocession Agreement between Platinum Underwriters Bermuda, Ltd. and Platinum Re (UK) Limited, effective as of April 1, 2005
10.2	Addendum No. 3 to the Quota Share Reinsurance Agreement dated as of March 27, 2003 between Platinum Re (UK) Limited and Platinum Underwriters Bermuda Ltd., effective as of April 1, 2005